UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2021

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on April 15, 2019, TD Holdings, Inc. (the “Company”) issued to certain institutional investors (the “Holders”), certain warrants in a private placement, of which 100,000 warrants to purchase 100,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.32 per share, were outstanding as of March 9, 2021 (the “May Warrants”). In addition, on March 23, 2019, the Company issued to the same Holders certain warrants in another private placement, of which 1,530,000 warrants to purchase 1,530,000 shares of Common Stock at an exercise price of $2.20 per share were outstanding as of March 9, 2021 (the “April Warrants”, collectively with May Warrants, the “Original Warrants”).

On March 10, 2021, the Company entered into certain waiver and warrant exercise agreements (the “Exercise Agreement”) with each Holders. Pursuant to the Exercise Agreement, in order to induce the Holders to exercise all of the outstanding Original Warrants cashlessly, pursuant to the terms of and subject to beneficial ownership limitations contained in the Original Warrants, the Company agreed to waive the Holders’ obligation to pay such portion of the exercise price of each of the May Warrants in excess of $0.95 per share and each of the April Warrants in excess of $1.17 per share, immediately prior to the time of exercise of such Original Warrants. Upon the exercise of all the Original Warrants, the Company will issue a total of 808,891 shares of Common Shares (the “Warrant Shares”) to the Holders.

Pursuant to the Exercise Agreement, from the date hereof until the twelve (12) month anniversary of the date hereof, upon any issuance of Common Stock or Common Stock Equivalents (or a combination of units thereof) by the Company or any of its subsidiaries (a “Subsequent Financing”), all the Holder shall have the right to participate in the Subsequent Financing up to an aggregate amount equal to 25% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing, subject to the terms and conditions in the Exchange Agreements. In addition, Company agreed that from the date hereof until April 9, 2021, subject to certain exceptions, not to directly or indirectly, offer, sell, grant any shares of Common Stock or option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any shares of Common Stock or option to purchase or other disposition of) any of its or its subsidiaries’ debt, equity or equity equivalent securities.

The Warrant Shares will be registered for resale pursuant to a prospectus supplement to the Registration Statement on Form S-3 (File No. 333-239757), as amended, filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on August 4, 2020.

The description of terms and conditions of the Exercise Agreement, set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exercise Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The description of the Original Warrants set forth under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 10, 2021, the Company issued a press release in connection with the Exercise Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

10.1	Form of Exercise Agreement

99.1	Press Release dated March 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: March 10, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

3